EXHIBIT 10.5

Janel World Trade, Ltd.

Stock Option Agreement

This agreement, is made as of this 10th day of September, 2014, by and between Janel World Trade, Ltd., a Nevada corporation (hereinafter called the “Company”), and John Joseph Gonzalez II (hereinafter called the “Optionee”).

The Board of Directors of the Company considers it desirable and in the Company’s best interest that the Optionee be given an opportunity to purchase shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”) to provide an incentive for the Optionee to accept employment with the Company and to promote the success of the Company.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.        Grant of Option. The Company hereby grants to Optionee the right, privilege and option (“Option”) to purchase from the Company Two Million (2,000,000) Shares in the manner and subject to the conditions hereinafter provided, at a purchase price equal to the greater of (i) the closing price per Share as reported on the OTC Bulletin Board, or (ii) $0.065 per Share.

2.        Period of Exercise of Option.

(a)          The option will be vest and become exercisable, from time to time, as follows: On each of the first and second anniversaries of the date hereof, the Option may be exercised to purchase Six Hundred Thousand Six Hundred Sixty-seven (666,667) Shares, and on the third anniversary of the date hereof, the Option may be exercised to purchase Six Hundred Thousand Six Hundred Sixty-six (666,666) Shares (each such anniversary date being hereinafter referred to as the “Vesting Date”), in each case together with the number of Shares which Optionee was theretofore entitled to purchase, except as provided in subparagraphs (b) and (c) below, provided the Optionee’s employment with the Company or any of its subsidiaries is not terminated by the Company or the Optionee prior to the Vesting Date.

(b)          All unvested options will terminate, be forfeited and will lapse immediately upon the termination of the Optionee’s employment with the Company and its subsidiaries, for any reason, prior to a Vesting Date. In addition, all unexercised options will terminate, be forfeited and will lapse immediately upon the termination of the Optionee’s employment with the Company and its subsidiaries, for any reason, (i) if, following any Vesting Date, the Optionee’s employment with the Company or any of its subsidiaries is terminated because the Optionee is discharged for dishonesty, commission of a felony or the intentional committing of an act which has a material adverse effect or impact upon the Company or any of its subsidiaries, such as his disclosing Company confidential information or trade secrets to an unauthorized person or persons, or (ii) if the Optionee accepts employment with a competitor of the Company or any of its subsidiaries, without the consent of the Company.

(c)          If, following a Vesting Date, the Optionee’s employment with the Company and its subsidiaries is terminated for any reason other than as set forth in subparagraph (b)(i) or (ii) above, the Optionee may exercise, subject to the provisions of subparagraphs (a) and (b) above, any unexercised options for a period of ninety (90) days after the date of the termination of his employment with the Company and its subsidiaries; provided, however, that if the Optionee’s employment with the Company or any of its subsidiaries is terminated by reason of his death, the Optionee’s personal representatives, estate or heirs (as the case may be) may exercise, subject to the provisions of subparagraph (a) above, any unexercised options for a period of one hundred eighty (180) days after the date of the Optionee’s death.

3.        Method of Exercise. In order to exercise the option the holder thereof must give written notice to the Chief Executive Officer of the Company at Jamaica, New York, accompanies by full payment of the Shares being purchased and a written statement that the Shares are purchased for investment and not with a view to distribution. If the option is exercised by the successor of the Optionee following his death, proof shall be submitted of the right of the successor to exercise the option. Shares of stock issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall bear the following legend:

“The shares represented by this Certificate have not been registered under the Securities Act of 1933 and may be offered or sole only if registered under the provisions of that Act or if an exemption from registration is available.”

The Company shall not be required to transfer or deliver any certificate or certificates for Shares purchased upon any such exercise of said option: (a) until after compliance with all then applicable requirements of law; and (b) prior to admission of such Shares to listing on any stock exchange on which the stock may then be listed. In no event shall the Company be required to issue fractional Shares to the Optionee.

4.        Limitation upon Transfer. Except as otherwise provided in paragraph 2 hereof, the option and all rights granted hereunder shall not be transferred by the Optionee, other than by will or by the laws of descent and distribution, and may not be assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer the options, other than by will or by the laws of descent and distribution, or to assign, pledge, hypothecate or otherwise dispose of such option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

5.        Stock Adjustment. In the event there is any change in the number of issued Shares by reason of stock splits, reverse stock splits, stock dividends, recapitalizations or other transactions, the number of Shares remaining subject to the option and the option price per Share shall be proportionately adjusted.

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6.        Corporate Reorganization. If there shall be any capital reorganization or consolidation or merger of the Company with another corporation or corporations, or any sale of all or substantially all of the Company’s properties and assets to any other corporation or corporations, the Company shall take such action as may be necessary to enable the Optionee to receive upon any subsequent exercise of such option, in whole or in part, in lieu of Shares, securities or other assets as were issuable or payable upon such reorganization, consolidation, merger or sale in respect of, or in exchange for such Shares.

7.        Rights of Stockholder. Neither the Optionee, his legal representatives, nor any other person entitled to exercise such option shall have any rights or be a stockholder in the Company in respect of the Shares issuable upon exercise of the option granted hereunder, unless and until certificates representing such Shares shall have been delivered pursuant to the terms hereof.

8.        Stock Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the terms of this Agreement.

9.        Representations of Optionee. In connection with the grant of the option set forth above, the Optionee represents and warrants to the Company as follows with the understanding that the Company will rely upon the accuracy and completeness of the following representations and warranties in granting the option:

(i)          The Optionee is a resident of the State of New York.

(ii)         The Optionee has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company, and the Optionee is fully familiar with all financial and other information with respect to the Company.

(iii)        The Optionee is a person who is able to bear the economic risk of an investment in the Company of the size contemplated, and in making this statement, the Optionee has considered and concluded that he can afford to hold the investment for an indefinite period of time and that he can afford a complete loss of his investment.

(iv)        The Optionee understands that the Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder and that the Optionee has had an opportunity to review all information about the Company which he deems pertinent to his investment decision. The Optionee has had a reasonable opportunity to ask questions of and receive answers from the President of the Company concerning the Company and its operations, and all such questions have been answered to the Optionee’s full satisfaction.

(v)         The Shares to be issued upon exercise of the option will be being acquired by the Optionee for his own account, for investment purposes only, and not with a view to resale or distribution, either in whole or in part.

(vi)        The Optionee understands that the Shares to be issued upon exercise of the option have not been registered with the Securities and Exchange Commission or with any state securities commission, will be sold in reliance on an exemption from applicable federal and state securities registration requirements, and, following issuance, may not be resold without registration or exemption therefrom. The Optionee further understands that federal and state securities regulations impose significant restrictions on the transfer of Shares to be issued upon exercise of the option.

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(vii)       The representations and warranties set forth above are complete and correct and may be relied upon by the Company in determining whether the grant of the option and the exercise thereof are exempt from registration under the federal and applicable state securities laws.

10.       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed the day and year first above written.

ATTEST:	Janel World Trade, Ltd.

/s/	By:	/s/ William J. Lally	(SEAL)
William J. Lally, President
WITNESS:

/s/	/s/ John Joseph Gonzalez II		(SEAL)
John Joseph Gonzalez II

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